Exhibit (h.2.)

Accounting Services Agreement

SIT U.S. GOVERNMENT SECURITIES FUND, INC.

AMENDMENT

TO

ACCOUNTING SERVICES AGREEMENT

This Amendment (the “Amendment”) is effective as of the 1st day of September, 2010, by and between Sit U.S. Government Securities Fund, Inc. (the “Company”) and BNY Mellon Investment Servicing (US) Inc. (formerly, PNC Global Investment Servicing (U.S.) Inc.) (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Company entered into an Accounting Services Agreement dated as of April 1, 1996, as amended (the “Agreement”), relating to BNY Mellon’s provision of certain accounting services to the Company.

B.	BNY Mellon and the Company desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	All references to “Accounting Services Agreement” are hereby changed to “Accounting and Administration Services Agreement”.

2.	The second “Whereas” clause is hereby amended by adding “and administration” following the word “accounting”.

3.	All references to “PFPC Inc.” in the Agreement are hereby replaced with “BNY Mellon Investment Servicing (US) Inc.” and all references to “PFPC” in the Agreement are hereby replaced with “BNY Mellon”.

4.	Schedule B to the Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto.

5.	Exhibit 1 to the Agreement is hereby deleted in its entirety and replaced with Exhibit 1 attached hereto.

6.	The following items are hereby added to Section 3 following item (b):

(c)    Supply various normal and customary Portfolio and Company statistical data including yields, total return, expense ratios, portfolio turnover rate, and, if require, portfolio average dollar-weighted maturity as requested on an ongoing basis;

(d)    Prepare for execution and filing the Company’s Federal and state tax returns;

(e)    Monitor each Portfolio’s status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended;

(f)    Prepare and file the Company’s semi-annual reports with the SEC on Form N-SAR;

(g)    Prepare the Company’s annual, semi-annual, and quarterly shareholder reports; and

(h)    Assist in the preparation of registration statements and other filings relating to the registration of Shares.

7.	Section 4 of the Agreement is hereby amended to delete paragraphs (a) and (b) in their entirety and replaced them with paragraphs (a) and (b) below; as well as, move paragraph (d) and (e) to Schedule B, renumbering the remaining paragraphs as follows:

“4.	Compensation and Allocation of Expenses.

(a)	As compensation for services rendered by BNY Mellon during the term of this Agreement, BNY Mellon will be paid a fee or fees as set forth on Schedule B attached hereto and made a part hereof.

(b)	The undersigned hereby represents and warrants to BNY Mellon that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to BNY Mellon or to the adviser or sponsor to the Company in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by BNY Mellon to such adviser or sponsor or any affiliate of the Company relating to this Agreement have been fully disclosed to the Board of Directors of the Company and that, if required by applicable law, such Board of Directors has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

(c)	BNY Mellon shall not be required to pay any of the following expenses incurred by the Company: membership dues in the Investment Company Institute or any similar organization; transfer agency expenses; investment advisory expenses; costs of printing and mailing stock certificates, prospectuses, reports and notices; interest on borrowed money; brokerage commissions; taxes and fees payable to Federal, state and other governmental agencies; fees of Directors of the Company who are not affiliated with BNY Mellon; outside auditing expenses; outside legal expenses; or other expenses not specified in this Section 4 which may be properly payable by the Company.

(d)	The Company acknowledges that the fees that BNY Mellon charges the Company under this Agreement reflect the allocation of risk between the parties, including the disclaimer of warranties in Section 7 and the limitations on liability in Section 5. Modifying the allocation of risk from what is stated here would affect the fees that BNY Mellon charges, and in consideration of those fees, the Company agrees to the stated allocation risk.

(e)

BNY Mellon will from time to time employ or associate itself with such person or persons as BNY Mellon may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons may be officers and employees who are employed by both BNY Mellon and the Company. The compensation of such person or persons shall be paid by BNY Mellon and no obligation shall be incurred on behalf of the Company in such respect.

8.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(c)	This Amendment shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives designated below, with an effective date of September 1, 2010.

SIT MUTUAL FUNDS II, INC.

By:/s/ Paul E. Rasmussen
Name:Paul E. Rasmussen
Title:Vice President

BNY MELLON INVESTMENT SERVICING (US) INC.

By:/s/ Jay F. Nasblatt
Name:Jay F. Nasblatt
Title:Sr. Vice President

Schedule B

Compensation Schedule

Accounting Services

Asset Based Fees:

The following annual fee will be calculated based upon the aggregate average net assets of the Sit Mutual Funds and paid monthly:

.04% of the first $2 billion of aggregate average net assets;

.025% of the next $3 billion of aggregate average net assets; and

.02% of the aggregate average net assets in excess of $5 billion.

For purposes of determining the asset levels in the fees referenced above, the assets of all Sit Mutual Funds listed on Exhibit 1 attached hereto and serviced by BNY Mellon shall be combined. BNY Mellon will provide support for the calculation of such fees with each bill. The Company and/or the Adviser will be responsible for the allocation of such fees to each Sit Mutual Fund.

Minimum Monthly Fee:

For each Fund added to the Sit Mutual Funds listed on Exhibit 1 (each such Fund, a “New Fund”) the Company shall pay a minimum annual fee in an amount equal to (i) $30,000 less (ii) an amount calculated in accordance with the foregoing fees for the New Fund on a stand alone basis without regard to other Sit Mutual Funds serviced by BNY Mellon.

Administration Services

Asset Based Fees:

The following annual fee will be calculated based upon the aggregate average net assets and paid monthly:

.009% of the first $2 billion of aggregate average net assets;

.0075% of the next $3 billion of aggregate average net assets; and

.005% of aggregate average net assets in excess of $5 billion.

For purposes of determining the asset levels in the fees referenced above, the assets of all Sit Mutual Funds serviced by BNY Mellon shall be combined. BNY Mellon will provide support for the calculation of such fees with each bill. The Company and/or the Adviser will be responsible for the allocation of such fees to each Sit Mutual Fund.

Financial Typesetting Fees:

When BNY Mellon acts as the contracting agent for typesetting services the fee is as follows:

Typesetting (includes charts and graphs):	$150.00 per page
N-Q Preparation:	$25 per page, with a minimum $750 N-Q Preparation fee per N-Q filing (rather than the $150 per page charge referenced above)
Programming:	$125 per hour for system format changes

Miscellaneous Charges:

The Company shall be charged for the following products and services as applicable:

•	Ad hoc reports
•	Manual pricing
•	Materials for Rule 15c-3 presentations

Programming Costs:

The following programming rates are subject to an annual 5% increase after the one year anniversary date of the Agreement:

System enhancements (Non-dedicated team): $150 per hour per programmer

Out-of-Pocket Expenses

BNY Mellon will be reimbursed for out-of-pocket expenses incurred on the Company’s behalf, including, but not limited to, postage, telephone, telex, overnight express charges, conversion and deconversion costs, costs to obtain independent security market quotes, cost of access to the data repository and analytics suite system, SAS 70 reporting costs (if applicable), cost of using financial printer for automated financial statements, bulk mailings and reproduction charges, the cost of independent compliance reviews and travel expenses incurred for Board meeting attendance.

Miscellaneous

After the one year anniversary of the effective date of the Agreement, BNY Mellon may adjust the fees described in the above sections once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Fund’s monthly fees (or the effective date absent a prior such adjustment).

BNY Mellon will bill the Company as soon as practicable after the end of each calendar month for out-of-pocket disbursements, and said billings will be detailed in accordance with Section 4 the Agreement and this Schedule B. The Company will pay to BNY Mellon the amount of such billing within 30 days of such billing.

The fee for the period from the date hereof until the end of that year shall be prorated according to the proportion which such period bears to the full annual period.

EXHIBIT 1

Sit Mid Cap Growth Fund, Inc.

Sit Large Cap Growth Fund, Inc.

Sit U.S. Government Securities Fund, Inc.

Sit Mutual Funds, Inc.

Sit International Growth Fund

Sit Balanced Fund

Sit Developing Markets Growth Fund

Sit Small Cap Growth Fund

Sit Global Dividend Growth Fund*

Sit Dividend Growth Fund*

Sit Mutual Funds II, Inc.

Sit Tax-Free Income Fund

Sit Minnesota Tax-Free Income Fund

Sit High Income Municipal Bond Fund*

*A “New Fund”, as contemplated in Schedule B.

Exhibit (h.2.)

Accounting Services Agreement

SIT MUTUAL FUNDS II, INC.

AMENDMENT

TO

ACCOUNTING SERVICES AGREEMENT

This Amendment (the “Amendment”) is effective as of the 1st day of September, 2010, by and between Sit Mutual Funds II, Inc. (the “Company”) and BNY Mellon Investment Servicing (US) Inc. (formerly, PNC Global Investment Servicing (U.S.) Inc.) (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Company entered into an Accounting Services Agreement dated as of April 1, 1996, as amended (the “Agreement”), relating to BNY Mellon’s provision of certain accounting services to the Company.

B.	BNY Mellon and the Company desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	All references to “Accounting Services Agreement” are hereby changed to “Accounting and Administration Services Agreement”.

2.	The second “Whereas” clause is hereby amended by adding “and administration” following the word “accounting”.

3.	All references to “PFPC Inc.” in the Agreement are hereby replaced with “BNY Mellon Investment Servicing (US) Inc.” and all references to “PFPC” in the Agreement are hereby replaced with “BNY Mellon”.

4.	Schedule B to the Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto.

5.	Exhibit 1 to the Agreement is hereby deleted in its entirety and replaced with Exhibit 1 attached hereto.

6.	The following items are hereby added to Section 3 following item (b):

(c) Supply various normal and customary Portfolio and Company statistical data including yields, total return, expense ratios, portfolio turnover rate, and, if require, portfolio average dollar-weighted maturity as requested on an ongoing basis;

(d) Prepare for execution and filing the Company's Federal and state tax returns;

(e) Monitor each Portfolio’s status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended;

(f) Prepare and file the Company's semi-annual reports with the SEC on Form N-SAR;

(g) Prepare the Company's annual, semi-annual, and quarterly shareholder reports; and

(h) Assist in the preparation of registration statements and other filings relating to the registration of Shares.

7.	Section 4 of the Agreement is hereby amended to delete paragraphs (a) and (b) in their entirety and replaced them with paragraphs (a) and (b) below; as well as, move paragraph (d) and (e) to Schedule B, renumbering the remaining paragraphs as follows:

“4.	Compensation and Allocation of Expenses.

(a)	As compensation for services rendered by BNY Mellon during the term of this Agreement, BNY Mellon will be paid a fee or fees as set forth on Schedule B attached hereto and made a part hereof.

(b)	The undersigned hereby represents and warrants to BNY Mellon that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to BNY Mellon or to the adviser or sponsor to the Company in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by BNY Mellon to such adviser or sponsor or any affiliate of the Company relating to this Agreement have been fully disclosed to the Board of Directors of the Company and that, if required by applicable law, such Board of Directors has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

(c)	BNY Mellon shall not be required to pay any of the following expenses incurred by the Company: membership dues in the Investment Company Institute or any similar organization; transfer agency expenses; investment advisory expenses; costs of printing and mailing stock certificates, prospectuses, reports and notices; interest on borrowed money; brokerage commissions; taxes and fees payable to Federal, state and other governmental agencies; fees of Directors of the Company who are not affiliated with BNY Mellon; outside auditing expenses; outside legal expenses; or other expenses not specified in this Section 4 which may be properly payable by the Company.

(d)	The Company acknowledges that the fees that BNY Mellon charges the Company under this Agreement reflect the allocation of risk between the parties, including the disclaimer of warranties in Section 7 and the limitations on liability in Section 5. Modifying the allocation of risk from what is stated here would affect the fees that BNY Mellon charges, and in consideration of those fees, the Company agrees to the stated allocation risk.

(e)

BNY Mellon will from time to time employ or associate itself with such person or persons as BNY Mellon may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons may be officers and employees who are employed by both BNY Mellon and the Company. The compensation of such person or persons shall be paid by BNY Mellon and no obligation shall be incurred on behalf of the Company in such respect.

8.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(c)	This Amendment shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives designated below, with an effective date of September 1, 2010.

SIT MUTUAL FUNDS II, INC.

By:	/s/ Paul E. Rasmussen
Name:	Paul E. Rasmussen
Title:	Vice President

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Jay F. Nasblatt
Name:	Jay F. Nasblatt
Title:	Sr. Vice President

Schedule B

Compensation Schedule

Accounting Services

Asset Based Fees:

The following annual fee will be calculated based upon the aggregate average net assets of the Sit Mutual Funds and paid monthly:

.04% of the first $2 billion of aggregate average net assets;

.025% of the next $3 billion of aggregate average net assets; and

.02% of the aggregate average net assets in excess of $5 billion.

For purposes of determining the asset levels in the fees referenced above, the assets of all Sit Mutual Funds listed on Exhibit 1 attached hereto and serviced by BNY Mellon shall be combined. BNY Mellon will provide support for the calculation of such fees with each bill. The Company and/or the Adviser will be responsible for the allocation of such fees to each Sit Mutual Fund.

Minimum Monthly Fee:

For each Fund added to the Sit Mutual Funds listed on Exhibit 1 (each such Fund, a “New Fund”) the Company shall pay a minimum annual fee in an amount equal to (i) $30,000 less (ii) an amount calculated in accordance with the foregoing fees for the New Fund on a stand alone basis without regard to other Sit Mutual Funds serviced by BNY Mellon.

Administration Services

Asset Based Fees:

The following annual fee will be calculated based upon the aggregate average net assets and paid monthly:

.009% of the first $2 billion of aggregate average net assets;

.0075% of the next $3 billion of aggregate average net assets; and

.005% of aggregate average net assets in excess of $5 billion.

For purposes of determining the asset levels in the fees referenced above, the assets of all Sit Mutual Funds serviced by BNY Mellon shall be combined. BNY Mellon will provide support for the calculation of such fees with each bill. The Company and/or the Adviser will be responsible for the allocation of such fees to each Sit Mutual Fund.

Financial Typesetting Fees:

When BNY Mellon acts as the contracting agent for typesetting services the fee is as follows:

Typesetting (includes charts and graphs):	$150.00 per page
N-Q Preparation:	$25 per page, with a minimum $750 N-Q Preparation fee per N-Q filing (rather than the $150 per page charge referenced above)
Programming:	$125 per hour for system format changes

Miscellaneous Charges:

The Company shall be charged for the following products and services as applicable:

•	Ad hoc reports

•	Manual pricing

•	Materials for Rule 15c-3 presentations

Programming Costs:

The following programming rates are subject to an annual 5% increase after the one year anniversary date of the Agreement:

System enhancements (Non-dedicated team): $150 per hour per programmer

Out-of-Pocket Expenses

BNY Mellon will be reimbursed for out-of-pocket expenses incurred on the Company’s behalf, including, but not limited to, postage, telephone, telex, overnight express charges, conversion and deconversion costs, costs to obtain independent security market quotes, cost of access to the data repository and analytics suite system, SAS 70 reporting costs (if applicable), cost of using financial printer for automated financial statements, bulk mailings and reproduction charges, the cost of independent compliance reviews and travel expenses incurred for Board meeting attendance.

Miscellaneous

After the one year anniversary of the effective date of the Agreement, BNY Mellon may adjust the fees described in the above sections once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Fund’s monthly fees (or the effective date absent a prior such adjustment).

BNY Mellon will bill the Company as soon as practicable after the end of each calendar month for out-of-pocket disbursements, and said billings will be detailed in accordance with Section 4 the Agreement and this Schedule B. The Company will pay to BNY Mellon the amount of such billing within 30 days of such billing.

The fee for the period from the date hereof until the end of that year shall be prorated according to the proportion which such period bears to the full annual period.

EXHIBIT 1

Sit Mid Cap Growth Fund, Inc.

Sit Large Cap Growth Fund, Inc.

Sit U.S. Government Securities Fund, Inc.

Sit Mutual Funds, Inc.

Sit International Growth Fund

Sit Balanced Fund

Sit Developing Markets Growth Fund

Sit Small Cap Growth Fund

Sit Global Dividend Growth Fund*

Sit Dividend Growth Fund*

Sit Mutual Funds II, Inc.

Sit Tax-Free Income Fund

Sit Minnesota Tax-Free Income Fund

Sit High Income Municipal Bond Fund*

*	A “New Fund”, as contemplated in Schedule B.